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                                   Exhibit 5.1

             Opinion and consent of Brobeck, Phleger & Harrison LLP
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                                                                     EXHIBIT 5.1



                               September 27, 1996

Ligand Pharmaceuticals Incorporated
9393 Towne Centre Drive
San Diego, California  92121

         Re: Ligand Pharmaceuticals Incorporated Registration Statement on Form S-8 for 800,000 Shares of Common Stock Issuable Under Its 1992 Stock Option/Stock Issuance Plan and 25,000 Shares of Common Stock Issuable Under Its Employee Stock Purchase Plan

Ladies and Gentlemen:

         In connection with your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 800,000 shares of Common Stock of Ligand Pharmaceuticals Incorporated (the "Company") under the Company's 1992 Stock Option/Stock Issuance Plan, as amended, and 25,000 shares of Common Stock under the Company's 1992 Employee Stock Purchase Plan, as amended, we advise you that, in our opinion, if and when such shares have been issued and sold (and the consideration therefor received) pursuant to the provisions of the Company's 1992 Stock Option/Stock Issuance Plan, as amended, or the Company's 1992 Employee Stock Purchase Plan, as amended, as the case may be, and in accordance with the Registration Statement, such shares will be duly-authorized, validly-issued, fully-paid and non-assessable shares of the Company's Common Stock.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                            Very truly yours,

                                            /s/ Brobeck, Phleger & Harrison LLP

                                            BROBECK, PHLEGER & HARRISON LLP